    23(d)(1)(d) Amendment to Investment Advisory Agreement dated May 1, 2006
                       International Moderate Growth Fund

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

     THIS AMENDMENT is made as of May 1, 2006 to the Investment Advisory Agreement dated as of January 1, 1997, as amended (the "Agreement"), between AEGON/Transamerica Series Trust and Transamerica Fund Advisors, Inc. In consideration of the mutual covenants contained herein, the parties agree as follows:

     SCHEDULE A. Effective May 1, 2006, the Schedule A is revised to include the following:

PORTFOLIO                       PERCENTAGE OF AVERAGE DAILY NET ASSETS
---------                       --------------------------------------
International Moderate Growth                   0.10%

Any reference to AEGON BOND, AMERICAN CENTURY INTERNATIONAL, AMERICAN CENTURY LARGE COMPANY VALUE, ASSET ALLOCATION - CONSERVATIVE PORTFOLIO, ASSET ALLOCATION
- MODERATE GROWTH PORTFOLIO, ASSET ALLOCATION - MODERATE PORTFOLIO, ASSET ALLOCATION - GROWTH PORTFOLIO, CAPITAL GUARDIAN GLOBAL, CAPITAL GUARDIAN U.S. EQUITY, CAPITAL GUARDIAN VALUE, CLARION GLOBAL REAL ESTATE SECURITIES, FEDERATED GROWTH & INCOME, GREAT COMPANIES - AMERICA(SM), GREAT COMPANIES - TECHNOLOGY(SM), J.P. MORGAN ENHANCED INDEX, J.P. MORGAN MID CAP VALUE, JANUS GROWTH, JENNISON GROWTH, MFS HIGH YIELD, MARSICO GROWTH, MERCURY LARGE CAP VALUE, MUNDER NET50, PIMCO TOTAL RETURN, SALOMON ALL CAP, T. ROWE PRICE EQUITY INCOME, T. ROWE PRICE GROWTH STOCK, T. ROWE PRICE SMALL CAP, TEMPLETON GREAT COMPANIES GLOBAL, THIRD AVENUE VALUE, TRANSAMERICA BALANCED, TRANSAMERICA CONVERTIBLE SECURITIES, TRANSAMERICA EQUITY, TRANSAMERICA EQUITY II, TRANSAMERICA GROWTH OPPORTUNITIES, TRANSAMERICA MONEY MARKET, TRANSAMERICA SMALL/MID CAP VALUE, TRANSAMERICA U.S. GOVERNMENT SECURITIES, TRANSAMERICA VALUE BALANCED, VAN KAMPEN ACTIVE INTERNATIONAL ALLOCATION, VAN KAMPEN MID-CAP GROWTH AND VAN KAMPEN LARGE CAP CORE remains the same.

     In all other respects, the Investment Advisory Agreement dated as of January 1, 1997, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of May 1, 2006.

                                         TRANSAMERICA FUND ADVISORS, INC.


                                         By:
                                             -----------------------------------
                                         Name: T. Gregory Reymann, II
                                         Title: Vice President


                                         AEGON/TRANSAMERICA SERIES TRUST


                                         By:
                                             -----------------------------------
                                         Name: Glenn E. Brightman
                                         Title: Vice President